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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-44284 and No. 33-59359 of the Investment Plus Plan of Honeywell Inc. on Form S-8 of our report dated June 20, 1997, appearing in this Annual Report on Form 11-K of the Investment Plus Plan of Honeywell Inc. for the year ended December 31, 1996.


Minneapolis, Minnesota
June 20, 1997